Exhibit 99.1

IAC’s Dotdash Announces Close of Meredith Transaction

Dotdash Meredith now the #1 digital and print publisher in America, helping nearly 200 million people find inspiration and take action

NEW YORK—December 1, 2021—IAC (NASDAQ: IAC) company Dotdash today announced the completion of its acquisition of Meredith Holdings Corp. (“Meredith”), owner of world-class brands such as PEOPLE, Better Homes & Gardens, FOOD & WINE, Allrecipes, Southern Living, InStyle and REAL SIMPLE, in an all cash transaction at a purchase price of $42.18 per share. The new Dotdash Meredith combines celebrated and iconic brands with digital DNA to create America’s largest digital and print publisher—a top 10 internet property1 able to deliver intent-driven content and experiences at scale. The company, headquartered in New York City and led by CEO Neil Vogel, will be its own reporting segment within IAC.

“Today marks the start of a big new opportunity at IAC—conceived by the ambitious minds of Neil Vogel and the Dotdash team and made possible in collaboration with our talented new colleagues from Meredith—to define a new future in publishing,” said Joey Levin, CEO of IAC. “Dotdash Meredith has a bright future ahead.”

With a portfolio that combines iconic brands such as PEOPLE, Better Homes & Gardens, FOOD & WINE, Allrecipes, Southern Living and InStyle with digital upstarts such as Verywell, The Spruce, Investopedia and Byrdie, Dotdash Meredith reaches 188 million online consumers monthly according to October 2021 comScore figures—including 95 percent of US women— putting it among comScore’s top 10 internet properties in the US and delivering scale similar to that of major platforms. Dotdash Meredith marries Meredith’s best-in-class advertising capabilities, first party data and deep advertiser relationships with Dotdash’s digital-first e-commerce and performance marketing expertise to form a digital powerhouse: the company expects more than 70% of 2021 pro forma Adjusted EBITDA to come from digital with Adjusted EBITDA from digital assets expected to exceed $450 million in 2023.

“Dotdash Meredith’s future has begun,” said Neil Vogel, CEO of Dotdash Meredith. “No other media company in the world combines this kind of heritage with the scale, speed and power of a digital-first business. Dotdash Meredith will deliver intent-driven media at a scale never seen before.”

1 comScore October 2021

About Dotdash Meredith

Dotdash Meredith is the largest digital and print publisher in America. From mobile to magazines, nearly 200 million people trust us to help them make decisions, take action, and find inspiration. Dotdash Meredith’s over 40 iconic brands include PEOPLE, Better Homes & Gardens, Verywell, FOOD & WINE, The Spruce, Allrecipes, Byrdie, REAL SIMPLE, Investopedia, and Southern Living. Dotdash Meredith is based in New York City and is an operating business of IAC (NASDAQ: IAC).

About IAC

IAC (NASDAQ: IAC) builds companies. We are guided by curiosity, a questioning of the status quo, and a desire to invent or acquire new products and brands. From the single seed that started as IAC over two decades ago have emerged 11 public companies and generations of exceptional leaders. We will always evolve, but our basic principles of financially-disciplined opportunism will never change. IAC today has majority ownership of Angi Inc., which also includes HomeAdvisor Powered by Angi and Handy, and operates Dotdash Meredith and Care.com, among many others. The Company is headquartered in New York City and has business operations and satellite offices worldwide.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this release that are forward-looking include, but are not limited to, statements regarding the anticipated benefits of the acquisition of Meredith by Dotdash; the expectation that Dotdash Meredith will be one of the largest publishers in America with enough scale to crack into comScore’s top 10, reaching 175 million online consumers monthly, including 95 percent of US women; and the future financial performance of the combined company. The use of words such as “may”, “will”, “could”, “would”, “should”, “anticipates,” “estimates, “expects, “plans” and “believes,” among others, generally identify forward-looking statements. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: (i) our respective abilities to market our products and services in a successful and cost-effective manner, (ii) the display of links to websites offering our respective products and services in a prominent manner in search results, (iii) our continued ability to market, distribute and monetize our respective products and services through search engines, digital app stores and social media platforms, as and if applicable, (iv) the failure or delay of the markets and industries in which our respective businesses operate to migrate online and the continued growth and acceptance of online products and services as effective alternatives to traditional products and services, (v) our continued ability to develop and monetize versions of our respective products and services for mobile and other digital devices, (vi) our ability to engage directly with users, subscribers and consumers directly on a timely basis, (vii) our ability to access, collect and use personal data about our respective users and subscribers, as and if applicable, (viii) the ability of IAC’s Chairman and Senior Executive, certain members of his family and IAC’s Chief Executive Officer to exercise significant influence over IAC’s operations, (ix) our respective abilities to compete, (x) adverse economic events or trends (particularly those that adversely impact advertising spending levels and consumer confidence and spending behavior), either generally and/or in any of the markets in which our respective businesses operate, (xi) our ability to build, maintain and/or enhance our various respective brands, (xii) the impact of the COVID-19 outbreak on our respective businesses, (xiii) our ability to protect our respective systems, technology and infrastructure from cyberattacks and to protect personal and confidential user information, as well as cyberattacks experienced by third parties, (xiv) the occurrence of data security breaches and/or fraud, (xv) increased liabilities and costs related to the processing, storage, use and disclosure of personal and confidential user information, (xvi) the integrity, quality, efficiency and scalability of our respective systems, technology and infrastructure (and those of third parties with whom we do business), (xvii) changes in key personnel and (xviii) the risks inherent in the success of the acquisition of Meredith by Dotdash and the ability to achieve the expected benefits thereof, including (among others) the risk that IAC’s synergy estimates are inaccurate or that the combined company faces higher than anticipated integration or other costs in connection with the acquisition. Certain of these and other risks and uncertainties are (or in the future may be) discussed in IAC’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect IAC’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which are being made as of the date of this press release. IAC does not undertake to update these forward-looking statements.

Additional Information

Adjusted EBITDA is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; (3) acquisition-related items consisting of (i) amortization of intangible assets and impairments of goodwill and intangible assets, if applicable, and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements; (4) expenses related to Meredith’s acquisition, disposition and restructuring related activities; and (5) expenses associated with the acquisition of Meredith by Dotdash.

IAC does not have the ability to prepare a reconciliation of digital Adjusted EBITDA to Dotdash and Meredith combined net income (loss) for 2021 or 2023 because the forecast for certain expenses following the acquisition (e.g., stock-based compensation and certain expenses associated with the acquisition) is not yet complete.

Contact Info

IAC Investor Relations

Mark Schneider

(212) 314-7400

ircom@iac.com

IAC Communications

Valerie Combs

(212) 314-7251

press@iac.com

Dotdash Meredith Communications

Meredith Worsham

919-280-9541

mworsham@dotdash.com